UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

January 3, 2008

DIGITALFX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

1-33667 (Commission File Number)		65-0358792 (IRS Employer Identification No.)
3035 East Patrick Lane Suite #9 Las Vegas, NV 89120 (Address of Principal Executive Offices and zip code)

702-938-9300
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2008, DigitalFX International, Inc. (the “Registrant”) received a notification from the Listing Qualifications department of the American Stock Exchange (“Amex”) that it did not comply with Section 301 of the Amex Company Guide, which provides that a listed company is not permitted to issue, or authorize its transfer agent or registrar to issue or register, additional securities of a listed class until it has filed an application for the listing of such additional securities and received notification from Amex that the securities have been approved for listing.

While the Registrant filed an application on December 5, 2007, as amended and supplemented with additional information on January 4, 2008, for the listing of the additional securities referenced in the notification from Amex, the Registrant did not receive notification from Amex that such securities had been approved for listing until January 8, 2008, subsequent to the issuance (pursuant to contractual obligations) of 746,429 of the shares included in the application. The Amex staff noted that the notification constituted a Warning Letter pursuant to Section 1009(a)(i) of the Amex Company Guide and that they had determined not to apply the continued listing evaluation and follow-up procedures specified in Section 1009 of the Amex Company Guide at this time.

On January 8, 2008 the Registrant received notification from the Listing Qualifications department of Amex approving its application to list 4,357,679 additional shares of its common stock on Amex. As a result of the approval of the additional listing application, the Company believes that it has regained compliance with Amex’s continued listing standards.

The Registrant issued a press release regarding the Amex notification. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

99.1	Press Release issued by the Registrant on January 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.

Date: January 9, 2008	By:	/s/ Lorne Walker
Lorne Walker
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Registrant on January 9, 2008.